Exhibit 10.50.2
Execution Copy
SECOND AMENDMENT
          SECOND AMENDMENT, dated as of April 27, 2007 (this “Amendment”), to the CREDIT AGREEMENT dated as of June 30, 2006 (as amended, supplemented or modified from time to time, the “Credit Agreement”) among CSK AUTO, INC., the Lenders party thereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent., and LEHMAN COMMERCIAL PAPER INC. and WACHOVIA BANK, NATIONAL ASSOCIATION, as Co-Syndication Agents.
W I T N E S S E T H:
          WHEREAS, the Company, the Administrative Agent, the Co-Syndication Agents and the Lenders are parties to the Credit Agreement;
          WHEREAS, the parties hereto have agreed to amend the Credit Agreement upon the terms and conditions set forth herein;
          NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises contained herein, the parties hereto agree as follows:
          1. Defined Terms. Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement are used herein as defined therein.
          2. Amendments to Credit Agreement.
          (a) Amendment to Section 1.01. Effective upon the Effective Date (as defined below), Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Leverage Ratio” where it appears therein, and inserting in lieu thereof, the following new definition:
     ““Leverage Ratio” means the ratio, determined as of the end of each fiscal quarter of the Company, of (a) Total Debt (but excluding from the calculation of Total Debt the undrawn face amount of all outstanding letters of credit issued for the account of the Company and its Subsidiaries) as of such fiscal quarter end to (b) Consolidated EBITDA for the most recently ended four fiscal quarters, all calculated for the Company and its Subsidiaries on a consolidated basis.”.
          (b) Amendment to Section 6.07(b). Effective upon the Effective Date, Section 6.07(b) of the Credit Agreement is hereby amended by deleting such Section in its entirety and inserting in lieu thereof the following new Section:
          “(b) As of the last day of the fiscal quarter ending on or about the date set forth below, permit the Leverage Ratio to be greater than the ratio set forth opposite such date below:

Dates	Leverage Ratio
February 4, 2007	3.75:1.00
May 6, 2007	3.95:1.00
August 5, 2007	3.85:1.00
November 4, 2007	3.75:1.00
February 3, 2008, May 4, 2008, August 3, 2008 and November 2, 2008	3.50:1.00
February 1, 2009, May 3, 2009, August 2, 2009 and November 1, 2009	3.25:1.00
January 31, 2010 and any time thereafter	3.00:1.00

          3. Conditions to Effectiveness of this Amendment. This Amendment shall become effective on the date (the “Effective Date”), upon which the Administrative Agent shall have received (i) counterparts of this Amendment duly executed by the Company, the Guarantors, the Administrative Agent and the Required Lenders, (ii) payment, for distribution to each Lender that has signed and delivered this Amendment to the Administrative Agent by not later than 12:00 noon (New York City time) on April 26, 2007 (or such later time or date as agreed by the Company and the Administrative Agent), an amendment fee equal to 0.125% of the outstanding Loans of such Lender, and (iii) payment of all fees and invoiced out-of-pocket costs and expenses of the Administrative Agent payable by the Company under the Credit Documents and as otherwise agreed, including without limitation, the reasonable fees and expenses of counsel to the Administrative Agent.
          4. Representations and Warranties; No Default; Limited Effect .
          (a) Representations and Warranties. After giving effect to this Amendment, the Company and the Guarantors hereby represent and warrant that all representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the Effective Date (unless stated to relate to a specific earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date) and that no Default or Event of Default shall have occurred and be continuing or would result from the execution and delivery of this Amendment.
          (b) Limited Effect. Except as expressly modified by this Amendment, the Credit Agreement and the other Credit Documents are ratified and confirmed and are, and shall continue to be, in full force and effect in accordance with their respective terms. Each Credit Party acknowledges and agrees that such Credit Party is truly and justly indebted to the Lenders and the Administrative Agent for the Obligations, without defense, counterclaim or offset of any kind, and such Credit Party ratifies and reaffirms the validity, enforceability and binding nature of such Obligations. The Company acknowledges and agrees that nothing in this Amendment shall constitute an indication of the Lenders’ willingness to consent to any other amendment or waiver of any other provision of the Credit Agreement or a waiver of any Default or Event of Default.
          5. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by the parties hereto shall be delivered to the Company and the Administrative Agent. The execution and delivery of this Amendment by any Lender, or by the Administrative Agent with the consent of any Lender, shall be binding upon such Lender’s successors and assigns (including transferees of its commitments and Loans in whole or in part prior to effectiveness hereof) and binding in respect of all of its commitments and Loans, including any acquired subsequent to its execution and delivery hereof and prior to the effectiveness hereof.
          6. Acknowledgement of Guarantors. The Guarantors acknowledge and consent to all of the terms and conditions of this Amendment and agree that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge the Guarantors’ obligations under the Credit Agreement or the other Credit Documents. The Guarantors further acknowledge and agree that the Guarantors have no claims, counterclaims, offsets, or defenses (other than payment) to the Credit Documents and the performance of the Guarantors’ obligations thereunder or if the Guarantors did have any such claims, counterclaims, offsets or defenses (other than payment) to the Credit Documents or any transaction related to the Credit Documents, the same are hereby waived, relinquished and released in consideration of execution and delivery of this Amendment.
          7. Credit Document. This Amendment is a Credit Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.
          8. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
* * * * *

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

CSK AUTO, INC.

By	/s/ James B. Riley

	Name:	James B. Riley
	Title:	Senior Vice President and Chief Financial Officer

Acknowledged

CSK AUTO CORPORATION

By	/s/ James B. Riley

	Name:	James B. Riley
	Title:	Senior Vice President and Chief Financial Officer

CSKAUTO.COM, INC.

By	/s/ James B. Riley

	Name:	James B. Riley
	Title:	Senior Vice President and Chief Financial Officer

JPMORGAN CHASE BANK, N.A. as Administrative Agent and a Lender

By:	/s/ Thomas H. Kozlark

	Name:	Thomas H. Kozlark
	Title:	Executive Director

[Additional signature pages omitted]